UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2015 zulily, inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36188	27-1202150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Elliott Avenue, Suite 200
Seattle, Washington		98121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 779-5614

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 11, 2015, zulily, inc. (the “Company”) announced that Marc Stolzman will no longer serve as Chief Financial Officer of the Company effective February 13, 2015. Mr. Stolzman will continue to provide transition services to the Company until March 7, 2015. The determination date for Mr. Stolzman’s departure was February 8, 2015. The Company thanks Mr. Stolzman for his service on behalf of the Company.
On February 11, 2015, the Company announced the appointment of Tad K. Larsen, the Company’s Vice President of Accounting, to serve as the Company’s interim principal accounting officer and interim principal financial officer, effective February 13, 2015. Mr. Larsen will assume financial management functions until a new Chief Financial Officer is appointed.
Mr. Larsen, age 52, has served as the Company’s Vice President of Accounting since January 2014. From December 2012 through December 2013, Mr. Larsen served as the Chief Accounting Officer at Outerwall Inc., a provider of automated retail solutions. From December 2010 to December 2012, Mr. Larsen served as the Corporate Controller of Outerwall. From March 2009 to December 2010, Mr. Larsen served as Division Controller, Americas for Terex Corporation’s Aerial Work Platform Division, a manufacturer of aerial work platform and lifts. Previously, he served in various roles at Brunswick Corporation in their boat segment, most recently in the Global Boat Operations as Vice President of Finance. Mr. Larsen holds a B.A. in Accounting from the University of Washington.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

zulily, inc.

Dated: February 11, 2015
	By:	/s/ Darrell Cavens
Darrell Cavens
President and Chief Executive Officer